General Steel Provides Update on Longmen Joint Venture Direct-supply Contracts

Company to sell 560,000 metric tons of steel for stimulus-related and earthquake reconstruction projects

Beijing, China, March 26, 2009 -- General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), one of China’s leading, non-state-owned producers of steel products and aggregators of domestic steel companies, today announced an update on direct-supply contracts (the “contracts”) signed year-to-date by its Longmen Joint Venture.

The contracts, signed with 12 separate parties, total 560,000 metric tons of steel, with approximately 85% going to infrastructure-related projects and 15% to real estate projects, including low-income housing. According to China’s National Development and Reform Commission, 44%, or $259 billion, of the central government’s $586 billion stimulus package is allocated for rural infrastructure, earthquake reconstruction and public housing. An additional 38%, or $219 billion, is allocated for transport and power infrastructure.

“We are pleased to see concrete effects from stimulus-related spending,” said Mr. Henry Yu, General Steel’s chairman and chief executive officer. “We believe that the strategic geographic location of our integrated facilities and Longmen Joint Venture’s focus on infrastructure and construction-related steel make us ideally positioned to capitalize on this spending going forward. In fact, we are seeing strong demand for steel in the inland areas of Sichuan and Shaanxi provinces, which fall within Longmen Joint Venture’s addressable market. We see this trend continuing as stimulus spending moves forward in 2009 and 2010, and we expect a long-term emphasis on western development to drive infrastructure and construction spending in these inland provinces in the future.”

The steel sold through the contracts is priced at the Xi’an market price at the time of shipment. General Steel receives payment for each batch of steel before making the shipment. The Company noted that these contracts represent direct sales to end-users, which are separate from sales made through distributors. In December 2008, General Steel opened a branch office in Sichuan province in order to capture opportunities created by earthquake reconstruction efforts in the area.

About General Steel Holdings, Inc.

General Steel Holdings, Inc., (NYSE: GSI), headquartered in Beijing, China, operates a diverse portfolio of Chinese steel companies. With 6.3 million metric tons aggregate production capacity, its companies serve various industries and produce a variety of steel products including rebar, hot-rolled carbon and silicon sheet, high-speed wire and spiral-weld pipe. General Steel Holdings, Inc. has steel operations in Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality. For more information, please visit www.gshi-steel.com.

Information Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. For factors that could cause actual results to vary, perhaps materially, from these forward-looking statements, please refer to the Company's Form 10-K, filed with the Securities and Exchange Commission, and other subsequent filings. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

For investor and media inquiries, please contact:

In China:

Jing Ou-Yang
General Steel Holdings, Inc.
Tel: +86-10-5879-7346
Email: jing.ouyang@gshi-steel.com

Justin Knapp
Ogilvy Financial, Beijing
Tel: +86-10-8520-6556
Email: justin.knapp@ogilvy.com

In the United States:

Jessica Barist Cohen
Ogilvy Financial, New York
Tel: +1-646-460-9989
Email: jessica.cohen@ogilvypr.com